Exhibit 99.1

Apple Reports Record First Quarter Results

iPhone, Apple Watch, Services & Apple TV Drive All-time Record Revenue

Results Produce Record Quarterly Profit of $18.4 Billion

CUPERTINO, California — January 26, 2016 — Apple® today announced financial results for its fiscal 2016 first quarter ended December 26, 2015. The Company posted record quarterly revenue of $75.9 billion and record quarterly net income of $18.4 billion, or $3.28 per diluted share. These results compare to revenue of $74.6 billion and net income of $18 billion, or $3.06 per diluted share, in the year-ago quarter. Gross margin was 40.1 percent compared to 39.9 percent in the year-ago quarter. International sales accounted for 66 percent of the quarter’s revenue.

“Our team delivered Apple’s biggest quarter ever, thanks to the world’s most innovative products and all-time record sales of iPhone, Apple Watch and Apple TV,” said Tim Cook, Apple’s CEO. “The growth of our Services business accelerated during the quarter to produce record results, and our installed base recently crossed a major milestone of one billion active devices.”

“Our record sales and strong margins drove all-time records for net income and EPS in spite of a very difficult macroeconomic environment,” said Luca Maestri, Apple’s CFO. “We generated operating cash flow of $27.5 billion during the quarter, and returned over $9 billion to investors through share repurchases and dividends. We have now completed $153 billion of our $200 billion capital return program.”

Apple is providing the following guidance for its fiscal 2016 second quarter:

•	revenue between $50 billion and $53 billion

•	gross margin between 39 percent and 39.5 percent

•	operating expenses between $6 billion and $6.1 billion

•	other income/(expense) of $325 million

•	tax rate of 25.5 percent

Apple’s board of directors has declared a cash dividend of $.52 per share of the Company’s common stock. The dividend is payable on February 11, 2016, to shareholders of record as of the close of business on February 8, 2016.

Apple will provide live streaming of its Q1 2016 financial results conference call beginning at 2:00 p.m. PST on January 26, 2016 at www.apple.com/investor/earnings-call/. This webcast will also be available for replay for approximately two weeks thereafter.

Q1’16 Earnings Supplemental Material

This press release contains forward-looking statements including without limitation those about the Company’s estimated revenue, gross margin, operating expenses, other income/(expense), and tax rate. These statements involve risks and uncertainties, and actual results may differ. Risks and uncertainties include without limitation the effect of competitive and economic factors, and the Company’s reaction to those factors, on consumer and business buying decisions with respect to the Company’s products; continued competitive pressures in the marketplace; the ability of the Company to deliver to the marketplace and stimulate customer demand for new programs, products, and technological innovations on a timely basis; the effect that product introductions and transitions, changes in product pricing or mix, and/or increases in component costs could have on the Company’s gross margin; the inventory risk associated with the Company’s need to order or commit to order product components in advance of customer orders; the continued availability on acceptable terms, or at all, of certain components and services essential to the Company’s business currently obtained by the Company from sole or limited sources; the effect that the Company’s dependency on manufacturing and logistics services provided by third parties may have on the quality, quantity or cost of products manufactured or services rendered; risks associated with the Company’s international operations; the Company’s reliance on third-party intellectual property and digital content; the potential impact of a finding that the Company has infringed on the intellectual property rights of others; the Company’s dependency on the performance of distributors, carriers and other resellers of the Company’s products; the effect that product and service quality problems could have on the Company’s sales and operating profits; the continued service and availability of key executives and employees; war, terrorism, public health issues, natural disasters, and other circumstances that could disrupt supply, delivery, or demand of products; and unfavorable results of legal proceedings. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended September 26, 2015, and its Form 10-Q for the fiscal quarter ended December 26, 2015 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple revolutionized personal technology with the introduction of the Macintosh in 1984. Today, Apple leads the world in innovation with iPhone, iPad, Mac, Apple Watch and Apple TV. Apple’s four software platforms — iOS, OS X, watchOS and tvOS — provide seamless experiences across all Apple devices and empower people with breakthrough services including the App Store, Apple Music, Apple Pay and iCloud. Apple’s 100,000 employees are dedicated to making the best products on earth, and to leaving the world better than we found it.

Press Contact:

Kristin Huguet

Apple

khuguet@apple.com

(408) 974-2414

Investor Relations Contacts:

Nancy Paxton

Apple

paxton1@apple.com

(408) 974-5420

Joan Hoover

Apple

hoover1@apple.com

(408) 974-4570

NOTE TO EDITORS: For additional information visit Apple’s PR website (www.apple.com/pr), or call Apple’s Media Helpline at (408) 974-2042.

© 2016 Apple Inc. All rights reserved. Apple and the Apple logo are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except number of shares which are reflected in thousands and per share amounts)

	Three Months Ended
	December 26, 2015	December 27, 2014
Net sales	$75,872	$74,599
Cost of sales (1)	45,449	44,858

Gross margin	30,423	29,741

Operating expenses:
Research and development (1)	2,404	1,895
Selling, general and administrative (1)	3,848	3,600

Total operating expenses	6,252	5,495

Operating income	24,171	24,246
Other income/(expense), net	402	170

Income before provision for income taxes	24,573	24,416

Provision for income taxes	6,212	6,392

Net income	$18,361	$18,024

Earnings per share:
Basic	$3.30	$3.08
Diluted	$3.28	$3.06

Shares used in computing earnings per share:
Basic	5,558,930	5,843,082
Diluted	5,594,127	5,881,803

Cash dividends declared per share	$0.52	$0.47

(1) Includes share-based compensation expense as follows:
Cost of sales	$204	$140
Research and development	$466	$374
Selling, general and administrative	$408	$374

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except number of shares which are reflected in thousands and par value)

	December 26, 2015	September 26, 2015

ASSETS:

Current assets:
Cash and cash equivalents	$16,689	$21,120
Short-term marketable securities	21,385	20,481
Accounts receivable, less allowances of $63 in each period	12,953	16,849
Inventories	2,451	2,349
Vendor non-trade receivables	11,668	13,494
Other current assets	11,073	15,085

Total current assets	76,219	89,378

Long-term marketable securities	177,665	164,065
Property, plant and equipment, net	22,300	22,471
Goodwill	5,202	5,116
Acquired intangible assets, net	3,924	3,893
Other non-current assets	7,974	5,556

Total assets	$293,284	$290,479

LIABILITIES AND SHAREHOLDERS’ EQUITY:

Current liabilities:
Accounts payable	$33,312	$35,490
Accrued expenses	24,032	25,181
Deferred revenue	8,989	8,940
Commercial paper	7,259	8,499
Current portion of long-term debt	2,500	2,500

Total current liabilities	76,092	80,610

Deferred revenue, non-current	3,546	3,624
Long-term debt	53,204	53,463
Other non-current liabilities	32,175	33,427

Total liabilities	165,017	171,124

Commitments and contingencies

Shareholders’ equity:
Common stock and additional paid-in capital, $0.00001 par value: 12,600,000 shares authorized; 5,544,487 and 5,578,753 shares issued and outstanding, respectively	28,253	27,416
Retained earnings	101,494	92,284
Accumulated other comprehensive income/(loss)	(1,480)	(345)

Total shareholders’ equity	128,267	119,355

Total liabilities and shareholders’ equity	$293,284	$290,479

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Three Months Ended
	December 26, 2015	December 27, 2014
Cash and cash equivalents, beginning of the period	$21,120	$13,844

Operating activities:
Net income	18,361	18,024
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation and amortization	2,954	2,575
Share-based compensation expense	1,078	888
Deferred income tax expense	1,592	2,197
Changes in operating assets and liabilities:
Accounts receivable, net	3,896	751
Inventories	(102)	(172)
Vendor non-trade receivables	1,826	(3,508)
Other current and non-current assets	(893)	(1,648)
Accounts payable	(852)	9,003
Deferred revenue	(29)	945
Other current and non-current liabilities	(368)	4,667

Cash generated by operating activities	27,463	33,722

Investing activities:
Purchases of marketable securities	(47,836)	(44,915)
Proceeds from maturities of marketable securities	3,514	2,807
Proceeds from sales of marketable securities	28,262	24,166
Payments made in connection with business acquisitions, net	(86)	(23)
Payments for acquisition of property, plant and equipment	(3,612)	(3,217)
Payments for acquisition of intangible assets	(394)	(48)
Other	(298)	65

Cash used in investing activities	(20,450)	(21,165)

Financing activities:
Proceeds from issuance of common stock	1	80
Excess tax benefits from equity awards	224	264
Payments for taxes related to net share settlement of equity awards	(597)	(512)
Payments for dividends and dividend equivalents	(2,969)	(2,801)
Repurchase of common stock	(6,863)	(5,030)
Proceeds from issuance of term debt, net	0	3,485
Change in commercial paper, net	(1,240)	(2,409)

Cash used in financing activities	(11,444)	(6,923)

Increase/(decrease) in cash and cash equivalents	(4,431)	5,634

Cash and cash equivalents, end of the period	$16,689	$19,478

Supplemental cash flow disclosure:
Cash paid for income taxes, net	$3,398	$3,869
Cash paid for interest	$396	$202